UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 15, 2024

Scorpius Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	SCPX	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 16, 2024, Scorpius Holdings, Inc. (the “Company”) entered into an Amendment, effective July 1, 2024 (the “Amendment”), to the 1% non-convertible promissory note, dated May 1, 2024, in the principal amount of $750,000 (the “Note”), issued to Elusys Holdings Inc., a Delaware corporation, which is a company controlled by the Company’s Chairman, Chief Executive Officer and President, Jeffrey Wolf.

The Amendment provides that the maturity date of the Note is extended to July 31, 2024 and provides that the Note is secured by a lien on the Company’s assets, subordinate to any secured lien that may be requested by a lender in connection with debt.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein in its entirety by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information regarding the Note contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2024, at the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), the Company’s stockholders voted to approve an amendment (the “Plan Amendment”) to the Company’s 2018 Stock Incentive Plan (the “Plan”) to increase the number of shares of common stock available for grant under the Plan by 30,000,000 shares. A summary of the material terms of the Plan and the Plan Amendment is incorporated herein by reference from pages 18-25 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 17, 2024 (the “Proxy Statement”).

The foregoing description of the Plan Amendment is qualified in its entirety by reference to the full text of the Plan Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Split

On July 15, 2024, the Company’s stockholders approved a proposal at the 2024 Annual Meeting to amend the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s common stock, par value $0.0002 per share (the “Common Stock”), at a ratio of between 1-for-5 to 1-for-200, with the ratio within such range to be determined at the discretion of the Company’s Board of Directors (the “Board”), without reducing the authorized number of shares of Common Stock. Following the 2024 Annual Meeting, the Board approved a final split ratio of 1-for-200. Following such approval, on July 17, 2024, the Company filed an amendment to the Certificate of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware to effect the reverse stock split, with an effective time of 11:01 p.m. Eastern Time on July 17, 2024 (the “Reverse Stock Split”).

Split Adjustment; Treatment of Fractional Shares

As a result of the 1:200 Reverse Stock Split, each 200 pre-split shares of Common Stock outstanding will automatically combine into one new share of Common Stock without any action on the part of the holders, and the number of outstanding shares of Common Stock will be reduced from 98,827,831 shares to 494,138 shares (subject to rounding of fractional shares, which will be paid in cash). Proportional adjustments will also be made to the number of shares of Common Stock issuable upon exercise or conversion of the Company’s outstanding equity awards and warrants, as well as the applicable exercise price.

No fractional shares will be issued in connection with the Reverse Stock Split. In lieu of fractional shares, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the effective time of the Reverse Stock Split (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of shares of the Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Common Stock as reported on the OTC Markets for the ten days preceding July 17, 2024. Holders of as many as 199 shares of Common Stock would be eliminated as a result of the cash payment in lieu of any issuance of fractional shares or interests in connection with the Reverse Stock Split.

Trading Symbol; New CUSIP

After the Reverse Stock Split and beginning at the open of market on July 18, 2024, the trading symbol for the Common Stock will be “SCPXD.” After 20 business days, the trading symbol will be changed back to “SCPX.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 42237K508.

Certificate of Amendment

The description of the Charter Amendment set forth above does not purport to be complete and is qualified in its entirety by the full text of the Charter Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 15, 2024, at the Company’s 2024 Annual Meeting, the Company’s stockholders voted on six proposals, each of which is listed below and described in more detail in the Proxy Statement. As of June 13, 2024, the record date for the 2024 Annual Meeting, there were a total of 98,827,831 shares of the Company’s Common Stock outstanding and entitled to vote at the 2024 Annual Meeting. At the 2024 Annual Meeting, 39,307,518 shares of Common Stock were present in person or by proxy and, therefore, a quorum was present.

The voting results for each item of business voted upon at the 2024 Annual Meeting were as follows:

Proposal 1 - Election of Directors Proposal

The following four (4) individuals were elected as directors, to serve until the 2025 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified with the following votes:

Name of Director	Votes For	Withheld	Broker Non-Votes

1. Jeffrey Wolf	10,533,782	6,255,225	22,518,511
2. John Monahan, Ph.D.	11,496,250	5,292,757	22,518,511
3. Edward B. Smith, III	11,445,329	5,343,678	22,518,511
4. John Prendergast, Ph.D.	11,505,958	5,283,049	22,518,511

Proposal 2 – Auditor Ratification Proposal

The stockholders ratified the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2024, based on the votes set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

33,774,952	4,384,394	1,148,172	---

Proposal 3 – Plan Increase Proposal

The stockholders approved an amendment to the Company’s 2018 Stock Incentive Plan to increase the number of shares of Common Stock available for grant under the Plan by an additional 30,000,000 shares of Common Stock, based on the votes set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

9,227,288	7,368,376	193,343	22,518,511

Proposal 4 – Reverse Stock Split Proposal

The stockholders approved an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended, to effect, at the discretion of the Company’s Board, a reverse stock split of the Company’s issued and outstanding Common Stock at a ratio of 1-for-5 to 1-for-200, with the ratio within such range to be determined by the Board, based on the votes set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

27,476,626	11,341,384	489,508	---

Proposal 5 – Note Conversion Proposal

The stockholders approved the issuance of up to 20,781,771 shares of Common Stock to Elusys Holdings Inc., an entity controlled by Jeffrey Wolf, upon the conversion of the Amended and Restated Convertible Promissory Note issued to Elusys Holdings Inc. on May 1, 2024, based on the votes set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

10,555,438	6,018,496	215,073	22,518,511

Proposal 6 –Adjournment Proposal

The stockholders approved an adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there were not sufficient votes in favor of Proposals 3, 4 and/or 5, based on the votes set forth below. However, such an adjournment was not necessary in light of the approval of Proposals 3, 4 and 5 at the 2024 Annual Meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes

24,774,752	12,796,264	1,736,502	---

 Item 7.01. Other Events.

In addition, on July 17, 2024, the Company issued a press release relating to the Reverse Stock Split described in this Current Report on Form 8-K. A copy of the press release attached as Exhibit 99.1 to this report is being furnished and incorporated by reference into this Item 7.01 and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Item 7.01 and the accompanying exhibit shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
3.1	Certificate of Amendment of the Company’s Third Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on July 17, 2024
4.1	Amendment dated July 16, 2024 to Promissory Note dated May 1, 2024
10.1	Amendment No. 5 to Nighthawk Biosciences, Inc. 2018 Stock Incentive Plan
99.1	Press Release date July 17, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2024	SCORPIUS HOLDINGS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer